EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ESCO Technologies Inc. (the "Company") on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Victor L. Richey, Chairman, Chief Executive Officer and President of the Company, and Gary E. Muenster, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 8, 2017

/s/ Victor L. Richey
Victor L. Richey
Chairman, Chief Executive Officer and President
ESCO Technologies Inc.

/s/ Gary E. Muenster
Gary E. Muenster
Executive Vice President and Chief Financial Officer
ESCO Technologies Inc.